Exhibit 10.19

                               Services Agreement

         This Services Agreement (the "Agreement") made and entered into this 1st day of October 2003 (the "Effective Date") by and between Cytomedix, Inc. ("Company"), a Delaware corporation, 1523 South Bowman Road, Suite A, Little Rock, AR 72211, and FEQ Investments, 111 Presidential Blvd., Suite 158A, Bala Cynwyd, PA 19004 (the "Consultant").

         WHEREAS the Consultant desires to assist the Company in locating potential investors to invest in the Company's debt and equity securities during the Term of this Agreement and identifying market makers who would possibly be interested in making a market in the Company's common stock ("Services", as further described in Section 2 hereof);

         WHEREAS, the Company desires the Consultant to perform the Services;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. Term. The Consultant shall provide Services to commence on the Effective Date and continuing until December 31, 2004 (the "Term"), unless sooner terminated pursuant to the provisions of Section 10 of this Agreement.

         2. Services Rendered.

                  a. During the Term of this Agreement, the Consultant hereby agrees to provide Services to the Company by locating potential investors in the Company's debt and equity securities. The Services provided by Consultant shall be limited to those of a finder and shall not include services customarily performed by a broker-dealer. As a "finder", the Consultant (i) shall bring together the Company and investors; (ii) shall not negotiate raising of capital transactions; (iii) shall not directly solicit purchasers of the Company's securities; (iv) shall not hold any funds or securities in a capital raising transaction; (v) may not bind either party to a transaction; (vi) may introduce the Company to broker-dealers without registering as a broker-dealer; (vii) may only distribute offering materials or pre-offering materials to prospective offerees where a substantial and pre-existing relationship establishing "sophisticated" or "accredited investor" status is in place; and (viii) may give the investor information about the Company, but not about the Company's securities. The compensation due to Consultant is not based on a specified percentage of any actual or proposed funds raised. Consultant further agrees not to engage in any form of general solicitation or advertising as such terms are defined by Rule 502(c) of Regulation D promulgated under the Securities Act of 1933.

                  b. During the Term, the Consultant shall be reasonably and fully accessible to the Company during normal business hours and provide Services as reasonably requested by the Company. The Consultant shall have the right to perform services to parties other than the Company; provided, however, that the Consultant shall not provide services to any other person or entity which competes with the Company's business. The Consultant acknowledges that it is obligated by this Agreement to perform the Services for the Company during the Term of this Agreement without any compensation in addition to that described in Sections 4 and 5 hereof.

         3. Oversight. The Consultant shall provide Services to the Company and shall work directly with the Company's management; provided, however, that the Consultant shall be supervised by and shall report directly to Ms. Nadine Smith or such other representative so designated by the Company's Board of Directors.

         4. Compensation. As compensation for providing the Services to the Company, the Consultant will receive compensation of Five Thousand Dollars ($5,000) per month, payable on the last business day of each month, commencing on the last business day of the first full calendar month following the date of this Agreement (September 30).

         5. Grant of Warrants.

                  (a) As further compensation for providing the Services to the Company, the Consultant will receive warrants, upon the approval by the Company's Board of Directors of a resolution authorizing the issuance of such warrants, representing the right to purchase an aggregate of seven hundred seventy five thousand (775,000) shares of common stock (the "Warrants") exercisable pursuant to Schedule A attached hereto and incorporated herein.

                  (b) To the extent applicable, the Company and Consultant agree that Consultant may make the "Section 83(b)" election for federal and state income taxes with respect to the Warrants granted under this Section 6.

                  (c) Consultant shall have registration rights for the shares of common stock issued upon exercise of the Warrants pursuant to the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein.

         6. Expenses. Upon presentation of acceptable documentation, the Company will promptly reimburse the Consultant for all reasonable out-of-pocket expenses the Consultant incurs in connection with providing Services.

         7. Status. The Consultant is an independent contractor, and not an agent, employee, or partner of the Company or any of its affiliates for any purpose whatsoever. The Consultant will have no authority to, and agrees not to, assume or create any obligation or liability, express or implied, on behalf of the Company or any of its affiliates, or bind the Company or any of its affiliates in any manner or to anything whatsoever. Except as otherwise provided herein, the Consultant agrees to be liable for and to pay its own expenses.

         8. Representation. The Consultant hereby represents and warrants to the Company that its execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not conflict with, contravene or result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), any contract, agreement or understanding to which the Consultant is a party or by which the Consultant is or may be bound, including without limitation, any non-competition or similar agreement.

         9. Confidential Information. The Consultant agrees that all matters concerning the Company, any affiliate of the Company, or any business partner of the Company will be treated by the Consultant as Confidential Information and held in strict confidence both during and after the Term. "Confidential Information" means all information relating to the Company's business or operations, including but not limited to, client and supplier lists, data, marketing plans, projections, strategies, unpublished financial information, trade secrets, or discoveries. The provisions of this Section 9 shall survive the termination or expiration of this Agreement.

         10. Termination.

                  (a) The Company may terminate this Agreement for any reason upon written notice provided to the Consultant. Such termination shall become effective immediately on the date written notice is mailed or sent electronically.

                  (b) The Consultant may terminate this Agreement if the Company materially breaches this Agreement or fails to perform as required under the terms of this Agreement, after providing a fifteen (15) day written notice of the breach and opportunity to cure. If the breach is not cured, the termination becomes effective on the date the cure period has ended.

                  (c) The Company shall pay the Consultant an amount reflecting compensation and expense reimbursement due and payable on a pro rata basis for the period Consultant provided services prior to the effective date of termination.

         11. Execution of Agreement. The Consultant agrees to be bound by the terms of this Agreement upon its execution of this Agreement and acknowledges that the Company shall be bound by the terms of this Agreement only upon its execution of this Agreement after the approval of a resolution authorizing the Company to enter into this Agreement by the Board of Directors of the Company.

         12.      Miscellaneous.

                  (a) This Agreement contains the entire agreement between the Consultant and the Company concerning the subject matter hereof. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and signed by both parties.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, without giving effect to its conflict of laws principles or rules to the extent that the application of the law of another jurisdiction would be required thereby.

                  (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  (d) The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CYTOMEDIX, INC.                             FEQ INVESTMENTS


By:      ______________________________     By: _____________________________
Kent T. Smith, Chief Executive Officer          Ernest Bartlett, ____________